              EXHIBIT 1.1 - REGISTRANT'S CORPORATE STRUCTURE CHART

                       INTERNATIONAL URANIUM CORPORATION
                                    (CANADA)

                       ---------------------------------

                      100%                            100%
              INTERNATIONAL URANIUM           INTERNATIONAL URANIUM
              (ALBERTA) CORPORATION             (BERMUDA I) LTD
                    (CANADA)                       (BERMUDA)


                       ----------------
                                                      100%
                                         INTERNATIONAL URANIUM COMPANY
                                                (MONGOLIA), LTD.
                                                   (BERMUDA)
                      100%
         INTERNATIONAL URANIUM HOLDINGS
          CORPORATION (DELAWARE, USA)


                                                       70%
                                                 GURVAN SAIHAN
                       ----------------        JOINT VENTURE CORP.
                                                   (MONGOLIA)



          -----------------------------------------------------------

         100%               100%                 100%              100%
    INTERNATIONAL        IUC WHITE         IUC EXPLORATION       IUC RENO
    URANIUM (USA)         MESA LLC       LLC (COLORADO, USA)     CREEK LLC
     CORPORATION       (COLORADO, USA)                        (COLORADO, USA)
   (DELAWARE, USA)


             ------------------------------------------------------

            100%               100%            100%              100%
      IUC SUNDAY MINE      IUC COLORADO     IUC ARIZONA     IUC PROPERTIES
    LLC (COLORADO, USA)     PLATEAU LLC      STRIP LLC    LLC (COLORADO, USA)
                         (COLORADO, USA)  (COLORADO, USA)